Exhibit 10.14

EXECUTION VERSION

AMENDMENT NO. 3 (this “Refinancing Amendment”), dated as of October 23, 2020, to the Credit Agreement dated as of October 7, 2016 (as amended by that certain Amendment No. 1, dated as of April 13, 2017, and that certain Amendment No. 2, dated as of October 10, 2017, and as otherwise amended, restated, supplemented or modified from time to time prior to the date hereof and as further amended, restated, supplemented or otherwise modified hereby, the “Credit Agreement”; the Credit Agreement as amended hereby, the “Amended Credit Agreement”) among CHOBANI GLOBAL HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), CHOBANI, LLC, a Delaware limited liability company (the “Borrower”), BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), and the Lenders, Issuing Banks and other parties from time to time party thereto.

WHEREAS, pursuant to Section 2.15 of the Credit Agreement, the Borrower has requested Credit Agreement Refinancing Indebtedness in the form of (i) Other Term Loans in an aggregate principal amount not exceeding $400,000,000 (the “New Term Loans”), the proceeds of which, together with the net cash proceeds of the 2028 Senior Notes (as defined in the Amended Credit Agreement), shall be used to refinance in full (concurrently with the effectiveness of this Refinancing Amendment) the Closing Date Term Loans outstanding immediately prior to giving effect to this Refinancing Amendment (the “Existing Term Loans”), and to pay related fees and expenses and (ii) Other Revolving Commitments in an aggregate principal amount not exceeding $150,000,000 (the “New Revolving Commitments”; the loans thereunder, the “New Revolving Loans”; and the “New Revolving Commitment” of any New Revolving Lender (as defined below) will be the amount set forth opposite such New Revolving Lender’s name on Schedule 1 hereto), which shall be used to refinance and replace in full (concurrently with the effectiveness of this Refinancing Amendment) the Revolving Commitments under the Closing Date Revolving Facility (including any Revolving Loans thereunder) outstanding immediately prior to giving effect to this Refinancing Amendment (the “Existing Revolving Commitment”; the loans thereunder “Existing Revolving Loans”) and to pay related fees and expenses;

WHEREAS, consistent with Section 2.15 of the Credit Agreement, the New Term Loans shall constitute a single Class of Term Loans, and the New Revolving Commitments shall constitute a single Class of Commitments;

WHEREAS, each Revolving Lender party hereto (each, an “Existing Revolving Lender”) will agree to continue all of its Existing Revolving Commitments and/or Existing Revolving Loans, as applicable, outstanding on the Amendment No. 3 Effective Date as New Revolving Commitments and/or New Revolving Loans, as applicable, in a principal amount equal to the aggregate principal amount of its Existing Revolving Commitments and/or Existing Revolving Loans, as applicable;

WHEREAS, each Person that agrees to make New Term Loans (each such Person, a “New Term Lender”) will make New Term Loans to the Borrower on the Amendment No. 3 Effective Date in an amount equal to its New Term Commitment (as defined below), subject to the terms and conditions set forth in this Refinancing Amendment;

WHEREAS, the Existing Revolving Lenders (collectively, the “New Revolving Lenders”) are severally willing to continue their Existing Revolving Commitments and/or Existing Revolving Loans as New Revolving Commitments and/or New Revolving Loans, subject to the terms and conditions set forth in this Refinancing Amendment; and

WHEREAS, the New Term Loans will have the same terms as the Existing Term Loans, and the New Revolving Commitments will have the same terms as the Existing Revolving Commitments, in each case, except as otherwise amended hereby;

WHEREAS, the Borrower has engaged BofA Securities, Inc., JPMorgan Chase Bank, N.A., TD Securities (USA) LLC, KeyBanc Capital Markets Inc. and/or their respective designated affiliates to act as joint lead arrangers and joint bookrunners in respect of the New Term Loans and the New Revolving Commitments (in such capacities, the “Lead Arrangers”); and

WHEREAS, pursuant to Section 10.01(1) of the Credit Agreement, the Borrower has requested certain additional amendments to the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Amended Credit Agreement.

SECTION 2. New Term Loans and New Revolving Commitments.

(a) Subject to the terms and conditions set forth herein, each New Term Lender severally agrees to make a New Term Loan to the Borrower on the Amendment No. 3 Effective Date in a principal amount equal to its New Term Commitment, which amount shall be made available to the Administrative Agent in immediately available funds in accordance with the Amended Credit Agreement. The “New Term Commitment” of any New Term Lender will be the amount set forth opposite such New Term Lender’s name on Schedule 2 hereto. On the Amendment No. 3 Effective Date, the proceeds of the New Term Loans shall be applied to prepay the Existing Term Loans and to pay related fees and expenses.

(b) Subject to the terms and conditions set forth herein, each New Revolving Lender (i) severally agrees to continue all of its Existing Revolving Commitments and/or Existing Revolving Loans, as applicable, as New Revolving Commitments and/or New Revolving Loans, as applicable, in a principal amount equal to the principal amount of its Existing Revolving Commitments and/or Existing Revolving Loans, as applicable and (ii) shall be deemed for the purpose of the Amended Credit Agreement to have (x) provided New Revolving Commitments in an aggregate principal amount equal to the aggregate principal amount of its Existing Revolving Commitments on the Amendment No. 3 Effective Date and/or (y) made a New Revolving Loan in an aggregate principal amount equal to the aggregate principal amount of its Existing Revolving Loans on the Amendment No. 3 Effective Date, as applicable.

(c) On the Amendment No. 3 Effective Date, each existing Term Lender (each, an “Existing Term Lender”) shall have its Existing Term Loans prepaid in full, and the Borrower shall pay to each Existing Term Lender all accrued interest thereon and all other amounts payable pursuant to Section 2.05(1) of the Credit Agreement.

(d) For the avoidance of doubt, on and after the Amendment No. 3 Effective Date, (i) the New Term Loans shall constitute a single Class of Term Loans under the Credit Agreement; (ii) the New Term Lenders shall constitute a single Class of Term Lenders under the Credit Agreement; (iii) the New Revolving Commitments shall constitute a single Class of Revolving Commitments under the Credit Agreement; (iv) the New Revolving Loans shall constitute a single Class of Revolving Loans under the Credit Agreement; and (v) the New Revolving Lenders shall constitute a single Class of Revolving Lenders under the Credit Agreement.

SECTION 3. Amendments to the Credit Agreement.

In accordance with Sections 2.15 and 10.01(1) of the Credit Agreement and effective as of the Amendment No. 3 Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex I hereto.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Refinancing Amendment, the Loan Parties represent and warrant (in each case, as of the Amendment No. 3 Effective Date) that:

(a) The execution, delivery and performance by each Loan Party of this Refinancing Amendment have been duly authorized by all necessary corporate or other organizational action. This Refinancing Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity and principles of good faith and fair dealing.

(b) No Default shall exist after giving effect to this Refinancing Amendment and the consummation of the transactions contemplated hereby (including the application of the proceeds of the New Term Loans).

(c) The representations and warranties of the Borrowers contained in Article V of the Amended Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Amendment No. 3 Effective Date (provided that, to the extent that such representations and warranties specifically refer to an earlier date, they were true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates).

SECTION 5. Amendment No. 3 Effective Date. This Refinancing Amendment shall become effective as of the first date (the “Amendment No. 3 Effective Date”) on which each of the following conditions shall have been satisfied:

(a) The Administrative Agent shall have received (i) a counterpart signature page of this Refinancing Amendment duly executed by each Loan Party and the Administrative Agent, (ii) a counterpart signature page of this Refinancing Amendment duly executed by each New Term Lender and (iii) a counterpart signature page to this Refinancing Amendment executed and delivered by each Revolving Lender and each Issuing Bank.

(b) The representations and warranties set forth in Sections 4(b) and (c) of this Refinancing Amendment shall be true and correct in all respects on and as of the Amendment No. 3 Effective Date, and the Administrative Agent shall have received a certificate (in form and substance reasonably acceptable to the Administrative Agent), dated as of the Amendment No. 3 Effective Date and signed by a Responsible Officer of the Borrower, certifying as to such representations and warranties.

(c) The Administrative Agent shall have received the favorable legal opinion of Gibson, Dunn & Crutcher LLP, counsel to the Loan Parties, addressed to the Lenders, the Administrative Agent, the Collateral Agent and each Issuing Bank and dated the Amendment No. 3 Effective Date, which opinions shall be in form and substance reasonably satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

(d) The Administrative Agent shall have received (i) a Committed Loan Notice in respect of the New Term Loans, which shall be in compliance with the notice requirements set forth in Section 2.02(1) of the Amended Credit Agreement and (ii) a prepayment notice in respect of the Existing Term Loans and the Existing Revolving Loans (if any), which shall be in compliance with the notice requirements set forth in Section 2.05(2)(g) and Section 2.05(1)(a), as applicable, of the Credit Agreement.

(e) The Administrative Agent shall have received short form bring down good standing from the secretary of state of the state of organization of each Loan Party (to the extent such concept exists in such jurisdiction), incumbency certificates or other certificates of Responsible Officers of each Loan Party certifying that the applicable Organizational Documents most recently delivered and the resolutions delivered as of the Closing Date remain in full force and effect and have not been amended, modified, revoked or rescinded and evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Refinancing Amendment.

(f) The Borrower shall have paid all fees and other amounts due and payable pursuant to this Refinancing Amendment and/or any letter agreements or fee letters by and between Holdings, the Borrower and the Lead Arranger (collectively, the “Engagement Letter”), including, to the extent invoiced, reimbursement or payment of documented and reasonable out-of-pocket expenses in connection with this Refinancing Amendment and any other out-of-pocket expenses of the Administrative Agent and the Lead Arranger required to be paid or reimbursed pursuant to the Credit Agreement or the Engagement Letter;

provided that it is understood and agreed that the New Term Lenders may net the fees and expenses described in this paragraph (f) from the proceeds of the New Term Loans, as applicable, prior to providing such proceeds to the Administrative Agent for distribution to the Borrower.

(g) The prepayment of (i) the Existing Term Loans of the Existing Term Lenders and (ii) the Existing Revolving Loans (if any) of the Existing Revolving Lenders, in each case, shall have been consummated or, substantially concurrently with the incurrence (or continuation, as applicable) of the New Term Loans and New Revolving Loans (if any), shall be consummated.

(h) The Administrative Agent shall have received for each Mortgaged Property, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination and for any Mortgaged Property with a building in a special flood hazard area, an acknowledgment by the applicable Loan Party, and evidence of flood insurance in minimum amounts as required by law, as may be required pursuant to the Flood Insurance Laws or by the Administrative Agent and, in each case, reasonably satisfactory to the Administrative Agent.

(i) The Administrative Agent shall have received, at least three (3) Business Days prior to the Amendment No. 3 Effective Date, a certification regarding beneficial ownership as required by 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”) in relation to the Borrower if it qualifies as a “legal entity customer” under the Beneficial Ownership Regulation and is not subject to any exemption thereunder, to the extent requested in writing not less than ten (10) Business Days prior to the Amendment No. 3 Effective Date.

The Administrative Agent shall notify the Borrower, the New Term Lenders, the Existing Revolving Lenders and the New Revolving Lenders of the Amendment No. 3 Effective Date and such notice shall be conclusive and binding.

SECTION 6. Post-Closing Obligations. Each Loan Party hereby agrees, with respect to each of the Mortgaged Properties listed on Schedule 1.01(2) to the Credit Agreement, within ninety (90) days of the Amendment No. 3 Effective Date, to deliver to the Collateral Agent the following:

(a) a Mortgage (or a modification to an existing Mortgage (each, a “Mortgage Modification”)), in each case, in form and substance reasonably satisfactory to the Collateral Agent;

(b) evidence that counterparts of the Mortgage (or Mortgage Modification) have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create (or continue) a valid and subsisting perfected Lien on such Mortgaged Property in favor of the Collateral Agent (or, as applicable, a third-party mortgage collateral agent) for benefit of the First-Priority Secured Parties (as such term is defined in the Secured Notes Intercreditor Agreement) and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent;

(c) a fully paid American Land Title Association Lender’s Extended Coverage title insurance policy or the equivalent or other form available in each applicable jurisdiction for a date down and modification endorsement to the existing lender’s policy of title insurance insuring an existing Mortgage, in each case, in form and substance reasonably acceptable to the Collateral Agent;

(d) a customary Opinion of Counsel for the applicable Loan Parties in the jurisdiction in which such Mortgaged Property is located, with respect to (A) the enforceability and perfection of the Mortgage (or Mortgage Modification) and any related fixture filings and (B) the authorization, execution and delivery of the Mortgage (or Mortgage Modification), in form and substance reasonably satisfactory to the Collateral Agent; and

(e) An American Land Title/American Congress on Surveying and Mapping survey for such Mortgaged Property or an existing survey together with a “no change” affidavit, in each case, sufficient for the title insurance company issuing a Mortgage Policy to remove the standard survey exception and issue standard survey related endorsements and otherwise reasonably satisfactory to the Collateral Agent (if reasonably requested by the Collateral Agent).

SECTION 7. Effect of Refinancing Amendment; Reaffirmation of the Loan Parties.

(a) Except as expressly set forth herein, this Refinancing Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Issuing Banks or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b) From and after the Amendment No. 3 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Amended Credit Agreement. This Refinancing Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c) This Refinancing Amendment shall be deemed to be a “Refinancing Amendment” as defined in the Credit Agreement.

(d) Each Loan Party hereby consents to the amendment of the Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Refinancing Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Credit Agreement, this Refinancing Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Refinancing Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that (i) the existing security interests granted by such Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents and (ii) neither the modification of the Credit Agreement effected pursuant to this Refinancing Amendment nor the execution, delivery, performance or effectiveness of this Refinancing Amendment (A) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred, or (B) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

SECTION 8. GOVERNING LAW. THIS REFINANCING AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 9. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent promptly after receipt of a written request for its documented and reasonable out-of-pocket expenses in connection with this Refinancing Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 10. Counterparts. This Refinancing Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Refinancing Amendment shall be effective as delivery of an original executed counterpart of this Refinancing Amendment. This Refinancing Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Refinancing Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement.    For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent may, at its option, create one or more copies of this Refinancing Amendment in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the Administrative Agent’s business, and destroy the original paper document. This Refinancing Amendment in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and (b) upon the request of the Administrative Agent any Electronic Signature shall be promptly followed by a manually executed, original counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

SECTION 11. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Refinancing Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Refinancing Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

CHOBANI GLOBAL HOLDINGS, LLC,
as Holdings

By:	/s/ Michelle Brooks
Name: Michelle Brooks
Title: Interim Chief Financial Officer

CHOBANI, LLC,
as the Borrower

By:	/s/ Michelle Brooks
Name: Michelle Brooks
Title: Interim Chief Financial Officer

CHOBANI CAFE, LLC,
as a Guarantor

By:	/s/ Michelle Brooks
Name: Michelle Brooks
Title: Interim Chief Financial Officer

AGRO-FARMA LL, LLC,
as a Guarantor

By:	/s/ Michelle Brooks
Name: Michelle Brooks
Title: Interim Chief Financial Officer

CHOBANI FINANCE CORPORATION, INC.,
as a Guarantor

By:	/s/ Michelle Brooks
Name: Michelle Brooks
Title: Interim Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent, as a New Term Lender and as a Revolving
Lender and an Issuing Bank

By:	/s/ Alexander Bavifard
Name: Alexander Bavifard
Title: Director

JPMORGAN CHASE BANK, N.A., as a Revolving Lender and an Issuing Bank

By:	/s/ Joon Hur
Name: Joon Hur
Title: Executive

KEYBANK NATIONAL ASSOCIATION,
as a Revolving Lender and an Issuing Bank

By:	/s/ J.E. Fowler
Name: J.E. Fowler
Title: Managing Director

THE TORONTO-DOMINION BANK,
NEW YORK BRANCH,
as a Revolving Lender and an Issuing Bank

By:	/s/ Pradeep Mehra
Name: Pradeep Mehra
Title: Authorized Signatory